Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of May 4, 2011, by and among Response Genetics, Inc., a Delaware corporation (the “Company”), and [_______________] (the “Investor”).

WITNESSETH:

WHEREAS, on December 17, 2010, the Company filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (File No. 333-171266) (together with any amendments and supplements thereto, the “Registration Statement”);

WHEREAS, the Registration Statement has $15,000,000 in unallocated securities registered thereunder, covering an indeterminate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and an indeterminate amount of warrants exercisable for shares of Common Stock, which may be offered and sold from time to time;

WHEREAS, the Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”) by the SEC;

WHEREAS, the Investor wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions set forth in this Agreement, [__________] shares (the “Investor Shares”) of Common Stock;

WHEREAS, the Company wishes to offer and sell the Investor Shares to the Investor from the shares of Common Stock remaining available as of the date hereof for offer and sale under the Registration Statement;

WHEREAS, the Company will offer and sell the Investor Shares to the Investor pursuant to the prospectus contained in the Registration Statement (such prospectus, as it may be amended or supplemented prior to the date hereof, the “Prospectus”) and the prospectus supplement to be filed with the SEC in compliance with Rule 424(b) under the Securities Act (the “Prospectus Supplement”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b) “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(c) “Disclosure Documents” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, any Current Reports on Form 8-K filed and not furnished by the Company to the SEC on or after December 31, 2010, the Registration Statement (including the Prospectus), together in each case with any exhibits thereto or documents incorporated by reference therein.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

(e) “Governmental Authority” shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county parish or municipality, jurisdiction or other political subdivision thereof or any self-regulatory organization.

(f) “Material Adverse Effect” shall mean any change, event or occurrence which, individually or in the aggregate, has had, or is reasonably expected to have, a material adverse effect on, or a material adverse change in, (i) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities or financial markets in general, (b) resulting from any change in the Company’s stock price or the Company’s failure to meet revenue or earnings projections in and of itself (provided that the underlying causes of such changes or failures shall not be excluded),  (c) resulting from conditions in the healthcare industry in general, except to the extent that the Company is disproportionately affected thereby, (d) resulting from the public announcement of the transactions contemplated by this Agreement, (e) arising out of or resulting from declared or undeclared acts of war, terrorism, outbreaks or escalations of hostilities, sabotage or civil strife, or (f) arising out of or resulting from any changes in generally accepted accounting principles or laws or regulations applicable to the Company.

(g) “Nasdaq” shall mean The NASDAQ Capital Market.

(h) “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

2. Purchase and Sale of the Investor Shares; Closing.

2.1. Purchase and Sale of the Investor Shares.  Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Investor Shares at a purchase price of $1.99 for each Investor Share, for an aggregate purchase price of $[____________] (the “Aggregate Purchase Price”).

2.2. Closing.

(a) Subject to the satisfaction (or waiver) of the conditions in Sections 6 hereof, the closing of the purchase and sale of the Investor Shares (the “Closing”) shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, on or before the third (3rd) Business Day following the date of this Agreement (the “Closing Date”), or at such other time and/or place as the Company and the Investor shall mutually agree.

(b) At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by the Company to the Investor, whereupon the Company shall as promptly as practicable issue the Investor Shares and arrange for their delivery to the Investor.

3. Representations and Warranties of the Company.  Except as set forth in the Disclosure Documents filed with the SEC not less than one day prior to the date of this Agreement, the Company hereby represents and warrants to the Investor as follows:

3.1. Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  The Company has all requisite corporate power and authority to carry on its business as now conducted.

3.2. Subsidiaries.  Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where any such defects in organizational status, good standings or qualifications would not have or would not reasonably be expected to have a Material Adverse Effect.

3.3. Authorization.  The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the issuance of the Investor Shares, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken.  When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization or similar laws, (ii) laws affecting creditors’ rights generally and (iii) general principles of equity.

3.4. Capitalization.  As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01 per share.  As of April 29, 2011, there were 18,361,720 shares of Common Stock outstanding.  All outstanding shares of Common Stock have been duly authorized, have been validly issued, are fully paid and nonassessable, and have been approved for quotation on Nasdaq.

3.5. Registration.

(a) The Registration Statement: (i) was prepared by the Company in conformity with the requirements of the Securities Act and (ii) became effective on January 6, 2011.  The SEC has not issued a stop order suspending the effectiveness of the Registration Statement.  The Company has at all times relevant to the purchase and sale of the Investor Shares complied with the conditions for the use of Form S-3 and is eligible to use Form S-3.  The Registration Statement is effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

(b) Following delivery to Nasdaq of notice that the Investor Shares are being issued and the issuance of the Investor Shares pursuant to this Agreement, the Investor Shares will be duly listed, admitted and authorized for trading on Nasdaq. The Company has taken no action designed to terminate, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor has the Company received any information from the SEC or Nasdaq suggesting that the SEC or Nasdaq is contemplating terminating or suspending such registration or listing.

3.6. Absence of Certain Changes.  Since December 31, 2010, there has not been any Material Adverse Effect.

3.7. Disclosure Documents.  The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC (or if amended prior to the date hereof, as of the date of such amendment); and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Prospectus does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8. Consents.  No consent, approval or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, performance and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing with the SEC of a current report on Form 8-K within four (4) Business Days after the entry into this Agreement, (ii) the filing with Nasdaq of a Notification Form: Listing of Additional Shares, (iii) the filing of the Prospectus Supplement with the SEC, (iv) compliance with applicable securities or “Blue Sky” laws of the states of the United States, and  (v) with respect to any of the foregoing, where the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect.

3.9. No Conflict.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.10. No Manipulation of Stock.  The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

3.11. Company Not an “Investment Company”.  The Company is not, and immediately after receipt of payment for the Investor Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. Representations and Warranties of Investor.  The Investor represents and warrants to the Company as follows:

4.1. Organization.  The Investor is a [TYPE OF ENTITY] organized under the laws of [NAME OF JURISDICTION].  The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2. Authorization.  The Investor has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken.  When executed and delivered by the Investor, this Agreement shall constitute the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization or similar laws, (ii) laws affecting creditors’ rights generally and (iii) general principles of equity.

4.3. No Conflict.  The execution and delivery of this Agreement by the Investor and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by the Investor (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Investor or its properties or assets, except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of the Investor to perform its obligations under this Agreement.

4.4. Consents.  All consents, approvals, orders and authorizations required on the part of the Investor in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby have been obtained and will be effective as of the Closing.

4.5. No Manipulation of Stock.  The Investor has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

4.6. Receipt of Disclosures; Due Diligence.  The Investor has received and reviewed copies of the Registration Statement and the Prospectus, including any amendments thereto and all documents and information incorporated by reference therein, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus.  The Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares.  The Investor hereby consents to receiving delivery of the Registration Statement and the Prospectus, including any amendments thereto and all documents and information incorporated by reference therein, by electronic mail.  The Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption “Risk Factors” in the Prospectus.  The Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision.

4.7. No Reliance. The Investor (i) is a sophisticated buyer with respect to the purchase of the Investor Shares, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Investor Shares in accordance with this Agreement, (c) understands the economic risks of an investment in the Company and is able to bear those risks for an indefinite time, (d) has adequate information concerning the business and financial condition of the Company as the Investor deems necessary to make an informed decision regarding the transactions contemplated by this Agreement and (e) has independently and without reliance upon the Company, and based on such information as the Investor has deemed appropriate, made its own analysis and its own decision to enter into this Agreement.  The Investor acknowledges receiving and reviewing the Registration Statement, including the Prospectus, at a reasonable time prior to the Closing, including the documents incorporated by reference therein as well as all exhibits thereto.  The Investor has, in connection with its decision to purchase the Investor Shares, relied solely upon the Disclosure Documents and the limited representations and warranties of the Company contained herein.  The Investor is not itself a "broker" or a "dealer" as defined in the Exchange Act.  The Investor is acquiring the Investor Shares for its own account for investment purposes only and not with a view towards the resale, transfer or any public distribution thereof.

4.8. Brokers’ or Finders’ Fees. The Investor has not incurred any liability for brokers’ or finders’ fees or agents’ commissions or any similar expenses in connection with this Agreement.

5. Covenants and Agreements.

5.1. Reasonable Best Efforts; Further Assurances; Cooperation.  Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.  If at any time after the date hereof, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.  Each party agrees to cooperate with each other and their respective officers, employees, attorneys and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby.  Notwithstanding the foregoing, in no event shall any party hereto be required to amend the terms of this Agreement in order to comply with the terms of this Section 5.1.

5.2. Maintenance of Registration Statement.  The Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement.

5.3. Maintenance of Nasdaq Listing.  The Company shall use its reasonable best efforts to maintain the authorization for quotation of the Common Stock on Nasdaq or, if such authorization is not able to be maintained, on another national securities exchange.  The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock from trading on Nasdaq.

5.4. Publicity.  Prior to the consummation of the Closing, neither party shall issue or cause to be issued any press release or otherwise make any public announcement with respect to this Agreement and the transactions contemplated hereby without the consent of the other party, except where such release or announcement is required by applicable law or regulation, in which case the issuing party shall use its reasonable best efforts to coordinate with the other party before issuing any such release or making any such announcement. Without limiting the generality of the foregoing, it is anticipated that the Company will disclose the terms of this Agreement following the consummation of the Closing by filing a current report on Form 8-K with the SEC.

5.5. No Short Sales.  From and after the date hereof until the consummation of the Closing, the Investor shall not, directly or indirectly, sell or agree to sell any Common Stock or effect any “short sale” (as such term is generally understood in the securities markets) of Common Stock.  For greater clarity, as used in this Section 5.5, references to the “Investor” include references to the Investor’s Affiliates.

6. Conditions Precedent to the Obligations of the Parties to Close.

6.1. Conditions to the Obligation of the Investor to Consummate the Closing.  The obligation of the Investor to consummate the transactions to be consummated at the Closing is subject to the satisfaction of the following conditions precedent (any of which may be waived, to the extent legally permitted, by the Investor):

(a) The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date), and the Company shall have performed or complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.  The Investor shall have received a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company to the foregoing effect.

(b) The purchase of, and payment for, the Investor Shares by the Investor shall not be prohibited or enjoined by any law or regulation or governmental or court order.

(c) The Prospectus Supplement shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and the Investor shall have received the Prospectus in accordance with the federal securities laws.

6.2. Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the transactions to be consummated at the Closing is subject to the satisfaction of the following conditions precedent (any of which may be waived, to the extent legally permitted, by the Company):

(a) The representations and warranties of the Investor contained in Section 4 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date), and the Investor shall have performed or complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) The issuance of the Investor Shares to the Investor shall not be prohibited or enjoined by any law or regulation or governmental or court order.

(c)  No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

6.3. Frustration of Closing Condition.  Neither party may rely on the failure of any condition set forth in this Section 6 to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the transactions contemplated by this Agreement.

7. Termination.

7.1. Conditions of Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Company and the Investor, or (b) by either party if any applicable law or regulation or any judgment, injunction, order or decree of any Governmental Authority of competent jurisdiction shall prohibit the transactions contemplated by this Agreement, and such order or decree shall have become final and nonappealable.

7.2. Effect of Termination.  In the event of termination pursuant to Section 7.1 hereof, this Agreement shall become null and void and have no effect (other than this Section 7.2 and Article 8, which shall survive termination), with no liability on the part of the Company or the Investor, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability for any willful breach of this Agreement.

8. Miscellaneous.

8.1. Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally; (ii) on the date of receipt (or the next Business Day following such receipt if the date is not a Business Day) of transmission by facsimile; on the Business Day after delivery to FedEx or another nationally recognized overnight courier; or (iii) on the third Business Day after mailing, if mailed to the party to whom notice is to be given by registered or certified mail, postage prepaid and properly addressed, to the party as set forth in (b) and (c) below.

(b)	If to the Company, to:

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
Attention: Denise McNairn, Esq.

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:  Steven A. Seidman, Esq./Laura L. Delanoy, Esq.

(c)	If to the Investor, to:

[Contact information of Investor]

with a copy (which shall not constitute notice) to:

[Contact information of Investor’s counsel]

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.2. Captions.  The captions and paragraph headings of this Agreement are included solely for convenience and shall not affect its interpretation.

8.3. Terms Generally.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The definitions given for terms in Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References herein to any disclosure statement, agreement or other document shall be deemed references to such disclosure statement, agreement or other document as it may be amended, restated or otherwise revised from time to time.

8.4. Draftsmanship.   Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

8.5. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.7. Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.8. Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith; it being understood that each of the Company and the Investor has relied for such matters on the advice of its own respective counsel.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.9. Successors and Assigns.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.  Nothing contained herein, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  This Agreement may not be assigned by a party hereto without the prior written consent of the other party; provided, however, that the Investor may assign this Agreement to an Affiliate or to a third party acquiring some or all of the Investor Shares in a transaction complying with applicable securities laws without the prior written consent of the Company.

8.10. Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8.11. Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  This Agreement may be amended only with the written consent of each of the Company and the Investor.

[SIGNATURE PAGES FOLLOW]